Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE, (this “First Supplemental Indenture”) dated as of September 30, 2020, by and among Olin Corporation, a Virginia corporation (“Issuer”), the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary”) and U.S. Bank National Association, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, each of the Issuer and the Trustee have heretofore executed and delivered an indenture dated as of May 19, 2020 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance on such date of an aggregate principal amount of $500,000,000 of 9.500% Senior Notes due 2025 (the “Notes”) of the Issuer;
WHEREAS, the Indenture provides that the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor and the Trustee are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:
ARTICLE I

DEFINITIONS

SECTION 1.1.    Defined Terms. As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1.    Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a “Guarantor” and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture.

SECTION 2.2.    Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis with all other Guarantors, to fully, unconditionally and irrevocably guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture as and to the extent provided for therein.

ARTICLE III

MISCELLANEOUS

SECTION 3.1.    Notices. All notices and other communications to the Guarantors shall be given as provided in the Indenture.

SECTION 3.2.    Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.3.    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.4.    Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.5.    Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.6.    Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.7.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.8.    The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.9.    Counterparts. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.10.    Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any absence on each Note of a notation of any such Note Guarantee.

SECTION 3.11.    Headings. The headings of the Articles and the Sections in this First Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.
BLUE CUBE SPINCO LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

OLIN CHLORINE 7, LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

BLUE CUBE OPERATIONS LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

OLIN WINCHESTER, LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Treasurer

PIONEER AMERICAS LLC,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

WINCHESTER AMMUNITION, INC.,
as a Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

[Signature Page to First Supplemental Indenture (2025 Senior Notes)]

SUNBELT CHLOR ALKALI PARTNERSHIP,
as a Guarantor

By OLIN SUNBELT II, INC.,
as its managing partner

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

[Signature Page to First Supplemental Indenture (2025 Senior Notes)]

Acknowledged by:
OLIN CORPORATION
By:     /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

[Signature Page to First Supplemental Indenture (2025 Senior Notes)]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Page to First Supplemental Indenture (2025 Senior Notes)]